EMPLOYMENT CONTRACT

EMPLOYMENT CONTRACT ("Contract""), between Greenpro Holding Limited which is a wholly owned subsidiary of Greenpro Capital Corp., a Corporation incorporated in Nevada. United States of America, with a business office at Rm 1701-3, 17/F, The Metropolis Tower, 10 Metropolis Drive, Hung Hom, Hong Kong (hereinafter referred as "GREENPRO"), and Mr. LOKE Che Chan Gilbert of HKID: P05566(2) of 7A, Lechler Court, 97 High Street, Sai Ying Pun, Hong Kong (hereinafter referred as "Gilbert").

WHEREAS, GREENPRO wishes to engage the services of Gilbert as Chief Financial Officer and,

WHEREAS, Gilbert is willing to provide his services and to undertake the duties and responsibilities described below and to enter into this Contract for such period upon the terms and conditions hereinafter set forth

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, all prior Contracts between the parties arc waived and of no further effect, and the parties to this Contract agree as follows:

1. **EMPLOYMENT**
GREENPRO shall contract with Gilbert, and Gilbert shall serve as Chief Financial Officer during the term of employment set forth in Paragraph 2 of this Contract. GREENPRO is engaged in the Asia Pacific region, covering including Hong Kong, China, Malaysia, Singapore, Indonesia, Thailand, Taiwan, etc., in providing services such as corporate advisory, financial review and asset protection, and Gilbert shall serve GREENPRO as a key member of its' management team to develop and operate such business.

2. **TERM**
The term of this Contract shall be for the period of three (3) years commencing on September 1, 2020 and ending August 31, 2023 and any extension thereof.

3. **JOB TITLE AND DUTIES**

3.1 Title and Duties
Gilbert shall be designated by GREENPRO as Chief Financial Officer and during the term of this contract shall have responsibilities commensurate with his title and position with GREENPRO. Concurrently, Gilbert shall be designated Chief Financial Officer of any and all subsidiaries, associated companies, affiliated companies and related companies of GREENPRO. And during the term of this contract shall have responsibilities commensurate with his title and position with GREENPRO. Gilbert shall devote his attention to, and exert his best efforts in the performance of his duties hereunder, so as to promote the business of GREENPRO and other subsidiaries, associated companies, and related companies. Further, the Company acknowledges that Gilbert retains his position as CFO of GREENPRO. Gilbert is required to spend a substantial amount of time in other country/territory or on site with clients of GREENPRO where necessary or appropriate from time to time to carry out the job and duties properly and effectively.

3.2 Confidential Information
Gilbert shall not, directly or indirectly, or at any time, during the term of this contract hereunder or thereafter and without regard to when or for what reason, if any, use or permit the use of any trade secrets, customers' lists, or other information of, or relating to GREENPRO, or any such subsidiary or affiliate in connection with any activity or business, except the business of GREENPRO or any such subsidiary or affiliate and shall not divulge such trade secrets, customer's lists, and information to any person, firm, or corporation whatsoever, except as may be necessary in the performance of her duties hereunder or as may be required by any applicable law or determination of any duly constituted administrative agency.

4. COMPENSATION AND EXPENSES

4.1 Salary

GREENPRO shall pay Gilbert during the Term of Employment a total monthly salary ("salary") of USD 13,000 i.e. US Dollar Thirteen Thousand Only or an equivalent in Hong Kong Dollars.

4.2 Business Expenses

GREENPRO will reimburse Gilbert for all reasonable expenses properly incurred by Gilbert in the performance of his duties hereunder, upon presentation of properly itemized charges, receipts and /or similar documentation, and otherwise in accordance with policies established from time to time by the Board of Directors of GREENPRO.

4.3 Housing Allowance

In addition to his salary Gilbert shall be entitled to a monthly housing allowance of USD 2,000 or an equivalent amount in Hong Kong Dollars, payable monthly. This allowance will be paid directly to Gilbert who will be responsible for negotiating and concluding his own contractual arrangements for housing and making all relevant payments.

4.4 Stock Options

Gilbert will also be entitled to any other stock options as maybe authorized from time to time by the GREENPRO Directors. In the case of a corporate takeover of GRRENPRO, all options will become fully vested immediately upon such an event occurring.

4.5 Work Location

Gilbert's place of work shall be as agreed with the GREENPRO Board of Directors from time to time depending on the job requirement. Gilbert is required to spend a substantial amount of time in other countries in the Asian Pacific Region, including Hong Kong, China, Malaysia, Thailand, Taiwan, Singapore and Australia.

5. BENEFITS

5.1 Holidays and Annual Vacation Leave

Gilbert shall be entitled to all public holidays in the country/territories where he is located at the time, in addition, to annual vacation leave which shall accrue on a pro rata basis during the contract term at the rate of eighteen (18) days per annum which vacation and/or personal day(s) shall be taken by him at such time or times as are consistent with the needs of the business of GREENPRO.

5.2 Health Insurance

Gilbert shall be entitled to be enrolled in a corporate health insurance program which may be implemented by GREENPRO or one of its' affiliates. The enrolment will be as at executive status and will entitle Gilbert to the same coverage as provided to other executives of GREENPRO or its' affiliates.

5.3 Indemnification

Gilbert shall be indemnified by GREENPRO to the fullest extent provided under the indemnification provisions of the By-Laws and/or Certificate of Incorporation presently in existence, or, to the extent that the scope of such indemnification is greater, under any amendments to the By Laws and/or Certificate of Incorporation. To the extent that GREENPRO obtains indemnification insurance for its officers and/or directors, such insurance shall also cover Gilbert to the same extent.

6. TERMINATION AND SEVERANCE PAYMENT

6.1 Termination

Upon the occurrence of an event of termination (as hereinafter defined) during the period of Gilbert's employment under the Contract, the provisions of this Paragraph 6 shall apply. As used in this Contract an "event of termination" shall mean and include any one or more of the following:

6.2 Non Recruitment

Should Gilbert terminate his employment with GREENPRO within the contract period, Gilbert agrees not to recruit any employee of GREENPRO to work for either, (i) a new company established to engage in the same business of GREENPRO or (ii) with other Companies who directly compete with GREENPRO for a period of 6 months.

7. **INTELLECTUALPROPERTY**

Any idea, invention, design, written material, manual, system, procedure, improvement, development or discovery conceived, developed, created or made by Gilbert alone or with others relating to the business of GREENPRO or any of its' subsidiaries or affiliates during the contract period and whether or not patentable or registerable, shall become the sole and exclusive property of GREENPRO. Gilbert shall disclose the same promptly and completely to GREENPRO and shall, during the employment period (i) execute all documents required by GREENPRO for vesting in GREENPRO the entire right, title and interest in and to same, (ii) execute all documents required by GREENPRO for filing and prosecuting such applications for patents, trademarks, service marks and/or copyrights as GREENPRO, in its' sole discretion, any desire to prosecute, and (iii) give GREENPRO all assistance it reasonably require, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect GREENPRO's rights therein and thereto.

8. **ASSIGNMENT**

This Contract and any rights (including Gilbert's Compensation) hereunder shall not be assigned, pledged or transferred in any way by either party hereto except that GREENPRO shall have, with Gilbert's consent, the right to assign its' rights hereunder to any third party successor in interest of GREENPRO whether by merger, consolidation, purchase of assets or stock or otherwise. Any attempted assignment, pledge, transfer or other disposition of this Contract or any rights, interests or benefits contrary to the foregoing provisions shall be null and void.

9. **NOTICES**

All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, sent by facsimile, or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid to the applicable party and addressed as follows:

(i) If to be sent to GREENPRO
Greenpro Capital Corp.
Rm 1701-03, 17/F, The Metropolis Tower,
10 Metropolis Drive, Hung Hom, Hong Kong

(ii) If to be sent to Gilbert
7A, Lechler Court, 97 High Street, Sai Ying Pun, Hong Kong

10. **SEVERABILITY**

If any provision of this Contract shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shallnot affect, impair or invalidate the remainder of this Contract but shall be confined in its' operation to the jurisdiction in which it was made and to the provisions of this Contract directly involved in the controversy in which such judgment shall have been rendered.

11. **WAIVER**

No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy under or relating to this Contract shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies under or relating to this Contract shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12. **ENTIRE CONTRACT/GOVERNING LAW**

This Contract embodies the entire wider standing and supersedes all other oral or written Contracts or understandings, between the parties regarding the subject matter hereof. No change, alteration, or modification hereof may be made except in writing signed by both parties hereto. This Contract shall be construed and governed in all respect and shall at times be determined in accordance with the laws Hong Kong.

13. **HEADINGS**

The headings of Paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Contract.

IN WITNESS WHEREOF,

the parties hereto have executed and delivered the Contract, consisting of four (4) pages on this 28th day of July 2020.

For and on behalf of Greenpro Holding Limited

/s/ Lee Chong Kuang

By: Mr. Lee Chong Kuang
Position: Director
Date: July 28, 2020

Accepted and Agreed by:

/s/ Loke Che Chan, Gilbert

LOKE Che Chan Gilbert
Date: July 28, 2020